UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2016

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Chief Executive Officer

On September 29, 2016, Stein Mart, Inc. (the “Company”) announced that Dawn Robertson has tendered her resignation as Chief Executive Officer and as a director, and the Company’s Board of Directors accepted that resignation effective as of September 27, 2016.

A description of the separation agreement entered into by Ms. Robertson and the Company is set forth below.

(c) Appointment of Interim Chief Executive Officer

Also on September 29, 2016, the Company announced the appointment of D. Hunt Hawkins as Interim Chief Executive Officer and as a director, effective as of September 27, 2016. Due to his position as Interim Chief Executive Officer, he will not serve on any committees of the Board of Directors other than the Executive Committee.

Mr. Hawkins, age 57, joined the Company in 1994 as Senior Vice President, Human Resources and was promoted to Executive Vice President of Operations in 2006, to Executive Vice President, Chief Administrative Officer in 2007, to Executive Vice President, Chief Operating Officer in 2011 and to President and Chief Operating Officer in 2014.

On September 29, 2016, the Company issued a press release announcing the management and Board of Director changes described above, which is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except as expressly provided by specific reference in such a filing.

(e) Compensatory Arrangements

(i) Separation Agreement with Ms. Robertson

In connection with her resignation, the Company and Ms. Robertson entered into a separation agreement dated as of September 27, 2016 (the “Separation Agreement”), pursuant to which they have agreed that she resigned from the Company for “Good Reason” as defined in Section 2 of her Employment Agreement.

In accordance with her Employment Agreement, the Separation Agreement provides that Ms. Robertson will be entitled to receive certain payments and benefits, including one year of her annual base salary, vesting in certain stock awards, prorated payments of long-term incentives, prorated 2016 annual bonus, and certain insurance benefits, all of which total approximately $1.6 million.

The Employment Agreement and Separation Agreement contain restrictive covenants and confidentiality provisions, including non-solicitation and non-disparagement obligations for two years.

A copy of the Separation Agreement (Agreement and General Release) is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to Exhibit 10.1.

(ii) Compensation arrangements with Mr. Hawkins

Mr. Hawkins’ annual base salary has been increased to $563,500 effective as of September 27, 2016. Other material terms of his current Employment Agreement, which are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 21, 2016, remain unchanged.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 29, 2016, the Company issued a press release providing an update on the most recent information related to its third quarter 2016 financial results and business trends, which is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Agreement and General Release between Dawn H. Robertson and Stein Mart, Inc. dated September 27, 2016

99.1 Press Release dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: September 29, 2016	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1 Agreement and General Release between Dawn H. Robertson and Stein Mart, Inc. dated September 27, 2016

99.1 Press Release dated September 29, 2016